Integrated Environmental Technologies, Ltd. Receives Registered Trademark Certification for EcaFlo(R)

Thursday September 28, 9:50 am ET

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Integrated Environmental Technologies, Ltd. (OTCBB:IEVM - News) announced today that it has received an official certificate of registration for its mark, "EcaFlo®", from the United States Patent and Trademark Office (USPTO). The Company received official notification from the USPTO that "EcaFlo®" is a legally registered trademark of commerce for Integrated Environmental Technologies' water treatment equipment, which, through Electro-Chemical Activation, temporarily alters the physical properties of water to produce anolyte (for pathogen control in the environment) and catholyte (a degreaser).

The records of the United States Patent and Trademark Office show that an application for registration of the "EcaFlo®" Mark was filed by Integrated Environmental Technologies, Ltd. in the USPTO during September of 2004; that the application was examined and determined to be in compliance with the requirements of the law and with the regulations prescribed by the Director of the USPTO; and that Integrated Environmental Technologies, Ltd. is entitled to registration of the "EcaFlo®" Mark under the Trademark Act of 1946, as Amended.

William E. Prince, President and CEO, stated, "We formulated the idea for our EcaFlo® brand identity early in 2004 and were proud to place our trademark on I.E.T.'s first sold piece of equipment on February 14, 2005. Obtaining USPTO registered trademark protection for the proprietary trademark that represents our Company's product so well is a further testimonial to our commitment to methodically attend to business fundamentals in the short- and long-term."

Integrated Environmental Technologies, Ltd., through its wholly-owned operating subsidiary, I.E.T., Inc., continues to develop and expand its product line of EcaFlo® equipment. The Company recently announced that it is incorporating new and improved electrolytic cells in several new models in order to meet the needs of industries worldwide.

About Integrated Environmental Technologies, Ltd. and its wholly-owned operating subsidiary, I.E.T., Inc.:

EcaFlo® Division - This division designs, manufactures, markets, and sells equipment under the EcaFlo® name brand. EcaFlo® equipment produces reliable, environmentally-responsible solutions utilizing the electro-chemical activation ("ECA") process. Anolyte, an EcaFlo® solution, has been demonstrated to effectively control bacteria, viruses, fungi, and other microorganisms without harming the environment.

To learn more about IEVM and I.E.T., Inc.'s EcaFlo® Division, please visit our websites at www.ietusa.net and www.ietltd.net.

Forward-Looking Statements: The statements in this press release regarding the EcaFlo® equipment, future opportunities and any other effect, result or aspect of EcaFlo® equipment, USPTO trademark registration and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to, costs and difficulties related to the sale of EcaFlo® equipment, the state of the Company's current operations, results of tests, applicability of the Company's technology, costs, delays, and any other difficulties related to the Company's business plan, the company's sources of liquidity, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, marketability of the Company's EcaFlo® equipment and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements IEVM makes in this news release include market conditions and those set forth in reports or documents IEVM files from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Integrated Environmental Technologies, Ltd.

William E. Prince, President and CEO, 843-390-2500

president@ietltd.net